Exhibit 99.1
Qualtrics Announces Second Quarter 2022 Financial Results

•Q2 2022 total revenue of $356.4M, up 43% year over year
•Q2 2022 subscription revenue of $300.6M, up 47% year over year
•Total remaining performance obligations1 of $1,798.0M, up 39% year over year
•Next 12 months remaining performance obligations of $1,038.3M, up 38% year over year

PROVO, Utah and SEATTLE July 20, 2022– Qualtrics (NASDAQ: XM), the leader and creator of the experience management (XM) category, today announced financial results for the second quarter ended June 30, 2022.

“Q2 was a strong quarter of revenue growth for Qualtrics, and we are proud to deliver another quarter of positive non-GAAP operating margin as we drive toward long-term, durable growth,” said Qualtrics CEO Zig Serafin. “We continue to see robust demand for our experience management platform, as companies look to Qualtrics to help them navigate the uncertain macro-environment and win in their markets.”

Second Quarter 2022 Financial Highlights:

•Revenue: Total revenue for the second quarter was $356.4 million, up from $249.3 million one year ago, an increase of 43% year over year. Subscription revenue for the second quarter was $300.6 million, up from $204.5 million one year ago, an increase of 47% year over year.
•Operating Income (Loss) and Margin: Second quarter operating loss was $(272.0) million, compared to $(273.7) million one year ago. Non-GAAP operating income for the second quarter (see discussion of non-GAAP operating income and margin measures below) was $7.2 million, compared to non-GAAP operating income of $11.5 million one year ago. For the second quarter, GAAP operating margin was (76)% and non-GAAP operating margin was 2%, compared to GAAP operating margin of (110)% and non-GAAP operating margin of 5% one year ago.
•Net Income (Loss) and Net Income (Loss) Per Share: Second quarter net loss was $(279.2) million, or $(0.48) per share, compared to $(263.5) million, or $(0.51) per share in the second quarter of fiscal year 2021. Non-GAAP net loss (see discussion of the non-GAAP net income (loss) measure below) for the second quarter was $(20.9) million, or $(0.04) per share, compared to non-GAAP net income of $22.3 million, or $0.04 per share in the second quarter of fiscal year 2021.
•Cash and Cash Equivalents: Total cash and cash equivalents as of June 30, 2022 was $786.6 million.

Financial Outlook:

Qualtrics is providing guidance for its third quarter ending September 30, 2022 as follows:
•Total revenue between $358 and $360 million.
•Subscription revenue between $303 and $305 million.
•Non-GAAP operating margin between 1.5% and 2.5%.
•Non-GAAP net loss per share between $(0.02) and $(0.04) assuming 595 million weighted shares outstanding.
Qualtrics is updating its guidance for its full year ending December 31, 2022 as follows:
•Total revenue between $1,422 and $1,426 million.
•Subscription revenue between $1,202 and $1,206 million.
•Non-GAAP operating margin between 1.5% and 3%.
•Non-GAAP net loss per share between $(0.07) and $(0.09) assuming 600 million weighted shares outstanding.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
1 Remaining performance obligations represent all contracted future revenue that has not yet been recognized, including both deferred revenue and non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods.

Non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP net income (loss) per share are non-GAAP financial measures. Additional information on Qualtrics' reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Qualtrics’ results computed in accordance with GAAP.

A supplemental financial presentation and other information can be accessed through Qualtrics’ investor relations website at https://www.qualtrics.com/investors/.

Qualtrics Earnings Call
Qualtrics plans to host a conference call today to review its fiscal second quarter 2022 financial results and to discuss its financial outlook. The call is scheduled to begin at 3:00 p.m. MT/5:00 p.m. ET. Investors are invited to join the webcast by visiting: https://qualtrics.com/investors/events. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Qualtrics
Qualtrics, the leader and creator of the experience management (XM) category, is changing the way organizations manage and improve the four core experiences of business, customer, employee, product and brand. Over 16,750 organizations around the world use Qualtrics to listen, understand, and take action on experience data (X-data™)—the beliefs, emotions and intentions that tell you why things are happening, and what to do about it. The Qualtrics XM Platform™ is a system of action that helps businesses attract customers who stay longer and buy more, engage employees who build a positive culture, develop breakthrough products people love and build a brand people are passionate about.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter of 2022 and full year 2022. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our future financial performance, including our revenue, cost of revenue, gross profit, operating expenses, ability to generate positive cash flow, and ability to be profitable; our ability to grow at or near historical growth rates; anticipated technology trends, such as the use of and demand for experience management software; our ability to attract and retain customers to use our products; our ability to attract enterprises and international organizations as customers for our products; our ability to expand our network with content consulting partners, delivery partners, and technology partners; the evolution of technology affecting our products and markets; our ability to introduce new products and enhance existing products and to compete effectively with competitors; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our anticipated investments in sales and marketing and research and development; our ability to maintain, protect, and enhance our intellectual property rights; our ability to successfully defend litigation brought against us; our ability to maintain data privacy and data security; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; the impact of geopolitical events, including the ongoing conflict between Russia and Ukraine; our ability to respond to and overcome challenges brought by the COVID-19 pandemic; our reduced ability to leverage resources at SAP as an independent company from SAP; and the increased expenses associated with being an independent public company. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are and/or will be included under the caption “Risk Factors” and elsewhere in Qualtrics’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the

Securities and Exchange Commission and any subsequent public filings. Forward-looking statements speak only as of the date the statements are made and are based on information available to Qualtrics at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Qualtrics assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. You should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, free cash flow, free cash flow margin: We define these non-GAAP financial measures as the respective GAAP measures, excluding equity and cash settled stock-based compensation expenses, including employer payroll tax on employee stock transactions, amortization of acquired intangible assets, acquisition related costs, changes in the fair value of our distribution liability for our tax sharing agreement with SAP, and the tax impact of the non-GAAP adjustments, as applicable.

We revised our non-GAAP definitions during 2022 to exclude employer payroll taxes on employee stock transactions. The amount of employer payroll tax on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate with the core operation of our business. Going forward, we expect these expenses to increase relative to prior periods as a result of the vesting of restricted stock units (RSUs), and we believe it is useful to exclude these expenses in order to help investors better understand the long-term performance of our core business.The revisions to these definitions had no material impact on our reported non-GAAP financial measures for periods prior to 2022.

When evaluating the performance of our business and making operating plans, we do not consider the items excluded from our non-GAAP definitions (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these items in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Investor Relations:
Steven Wu
Head of FP&A and Investor Relations
investors@qualtrics.com

Public Relations:
Gina Sheibley
Chief Communications Officer
press@qualtrics.com

Qualtrics International Inc.
Consolidated Balance Sheets
(Unaudited, in thousands, except share and par value)

	As of June 30, 2022	As of December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$786,568	$1,014,511
Accounts receivable, net of allowances	329,953	461,830
Deferred contract acquisition costs, net	71,520	60,455
Prepaid expenses and other current assets	73,204	68,887
Total current assets	1,261,245	1,605,683
Non-current assets:
Property and equipment, net	201,097	192,327
Right-of-use assets from operating leases	226,533	227,320
Goodwill	1,119,548	1,118,768
Other intangible assets, net	236,947	264,500
Deferred contract acquisition costs, net of current portion	150,167	145,952
Deferred tax assets	1,667	96
Other assets	29,864	27,577
Total assets	$3,227,068	$3,582,223

Liabilities and equity (deficit)
Current liabilities:
Lease liabilities	$19,697	$18,898
Accounts payable	72,701	84,053
Accrued liabilities	117,923	167,402
Liability-classified, stock-based awards	1,594	4,519
Deferred revenue	728,873	748,145
Total current liabilities	940,788	1,023,017
Non-current liabilities:
Lease liabilities, net of current portion	266,811	263,307
Deferred revenue, net of current portion	10,036	6,698
Deferred tax liabilities	16,204	23,653
Other liabilities	72,694	78,848
Total liabilities	$1,306,533	$1,395,523
Commitments and contingencies
Equity (deficit)
Preferred stock, par value $0.0001 per share; authorized 100,000,000 shares; no shares outstanding	—	—
Class A common stock, par value $0.0001 per share; authorized 2,000,000,000 shares; issued and outstanding 162,175,986 and 147,309,254 shares as of June 30, 2022 and December 31, 2021	16	15
Class B common stock, par value $0.0001 per share; authorized 1,000,000,000 shares; issued and outstanding 423,170,610 as of June 30, 2022 and December 31, 2021	42	42
Additional paid in capital	4,957,174	4,645,800
Accumulated other comprehensive loss	(7,214)	(1,244)
Accumulated deficit	(3,029,483)	(2,457,913)
Total equity (deficit)	1,920,535	2,186,700
Total liabilities and equity (deficit)	$3,227,068	$3,582,223

Qualtrics International Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Subscription	$300,578	$204,538	$581,386	$391,434
Professional services and other	55,787	44,807	110,626	96,554
Total revenue	356,365	249,345	692,012	487,988
Cost of revenue:
Subscription	47,593	21,693	92,367	42,063
Professional services and other	56,855	43,070	111,348	84,481
Total cost of revenue	104,448	64,763	203,715	126,544
Gross profit	251,917	184,582	488,297	361,444
Operating expenses:
Research and development	116,156	79,871	222,155	142,677
Sales and marketing	219,644	151,695	437,974	287,876
General and administrative	188,085	226,685	390,674	401,134
Total operating expenses	523,885	458,251	1,050,803	831,687
Operating loss	(271,968)	(273,669)	(562,506)	(470,243)
Other non-operating income (expense), net	507	(1,191)	1,181	(2,931)
Loss before income taxes	(271,461)	(274,860)	(561,325)	(473,174)
Provision (benefit) for income taxes	7,784	(11,373)	10,245	(9,833)
Net loss	$(279,245)	$(263,487)	$(571,570)	$(463,341)

Net loss per share attributable to common stockholders, basic and diluted	$(0.48)	$(0.51)	$(0.99)	$(0.93)
Weighted-average Class A and Class B shares used in computing net loss per share attributable to common stockholders, basic and diluted	582,320,377	513,507,669	579,028,759	497,970,385

Cost of revenue and operating expenses includes:

Stock-based compensation expense(a) as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
in thousands	2022	2021	2022	2021
Cost of subscription revenue	$4,334	$3,382	$8,878	$6,006
Cost of professional services and other revenue	8,243	6,754	16,309	11,184
Research and development	45,556	34,381	86,831	55,713
Sales and marketing	50,865	35,489	99,918	58,266
General and administrative	154,057	204,767	319,380	356,603
Total stock-based compensation expense, including cash settled	$263,055	$284,773	$531,316	$487,772
________________
(a)During the three months ended June 30, 2022, employer payroll tax on employee stock transactions reported in cost of revenue was $0.3 million and employer payroll tax reported in operating expenses was $2.5 million. During the six months ended June 30, 2022, employer payroll tax on employee stock transactions reported in cost of revenue was $1.0 million and employer payroll tax reported in operating expenses was $13.8 million. Employer payroll tax on employee stock transactions was not material during the three and six months ended June 30, 2021.
Amortization of acquired intangible assets as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
in thousands	2022	2021	2022	2021
Cost of revenue	$7,505	$265	$15,077	$531
Sales and marketing	5,531	51	11,058	102
General and administrative	320	47	638	94
Total amortization of acquired intangible assets	$13,356	$363	$26,773	$727

Qualtrics International Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(571,570)	$(463,341)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	47,713	15,602
Loss on disposal of property and equipment	12	115
Change in fair value of distribution liability for tax sharing agreement	(6,500)	—
Reduction of right-of-use assets from operating leases	14,913	11,124
Stock-based compensation expense, including cash settled	531,316	487,772
Amortization of deferred contract acquisition costs	33,137	23,173
Deferred income taxes	(8,463)	172
Changes in assets and liabilities:
Accounts receivable, net	131,347	53,396
Prepaid expenses and other current assets	(5,144)	(4,900)
Deferred contract acquisitions costs	(52,834)	(33,892)
Other assets	(2,860)	(10,651)
Lease liabilities	(9,395)	(6,016)
Accounts payable	(12,092)	7,121
Accrued liabilities	(47,190)	(15,972)
Deferred revenue	(15,286)	8,213
Other liabilities	39	(9,225)
Settlement of stock-based payments liabilities	(3,975)	(73,964)
Net cash flows provided by (used in) operating activities	23,168	(11,273)

Cash flows from investing activities
Purchases of property and equipment	(26,361)	(16,247)
Net cash flows used in investing activities	(26,361)	(16,247)

Cash flows from financing activities
Proceeds from capital contributions from SAP	—	115,000
Proceeds from issuance of class A common stock, net of underwriting discounts and commissions	—	2,244,322
Payment of costs related to issuance of class A common stock	—	(3,081)
Repayment of promissory note	—	(1,892,280)
Payments for taxes related to net share settlement of equity awards	(244,459)	(4,832)
Issuance of class A common stock through Employee Stock Purchase Plan	20,380	—
Proceeds from exercise of stock options	684	—
Net cash flows provided by (used in) financing activities	(223,395)	459,129

Effect of changes in exchange rates on cash and cash equivalents	(1,355)	(351)
Net increase (decrease) in cash and cash equivalents	(227,943)	431,258
Cash and cash equivalents at the beginning of the period	1,014,511	203,891
Cash and cash equivalents at the end of the period	$786,568	$635,149

Qualtrics International Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands)

Non-GAAP Gross Profit and Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands)
GAAP gross profit	$251,917	$184,582	$488,297	$361,444
Add: Stock-based compensation expense, including cash settled and employer payroll tax on employee stock transactions(1)(2)	12,837	10,136	26,194	17,190
Add: Amortization of acquired intangible assets	7,505	265	15,077	531
Non-GAAP gross profit	$272,259	$194,983	$529,568	$379,165
Non-GAAP gross margin	76%	78%	77%	78%

We calculate non-GAAP gross profit as GAAP gross profit excluding equity and cash settled stock-based compensation expense allocated to cost of revenue, including employer payroll tax on employee stock transactions and amortization of acquired intangible assets allocated to cost of revenue. Non-GAAP gross margin is calculated as non-GAAP gross profit divided by total revenue.

Non-GAAP Operating Income and Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands)
GAAP operating loss	$(271,968)	$(273,669)	$(562,506)	$(470,243)
Add: Stock-based compensation expense, including cash settled and employer payroll tax on employee stock transactions(1)(2)	265,824	284,773	546,157	487,772
Add: Amortization of acquired intangible assets	13,356	363	26,773	727
Add: Acquisition related costs	27	—	866	—
Non-GAAP operating income	$7,239	$11,467	$11,290	$18,256
Non-GAAP operating margin	2%	5%	2%	4%

We calculate non-GAAP operating income as GAAP operating loss excluding equity and cash settled stock-based compensation expense, including employer payroll tax on employee stock transactions, amortization of acquired intangible assets, and acquisition related costs. Non-GAAP operating margin is calculated as non-GAAP operating loss divided by total revenue.

Non-GAAP Net Income (loss) and Net Income (loss) Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands, except share and per share data)
GAAP net loss	$(279,245)	$(263,487)	$(571,570)	$(463,341)
Add: Stock-based compensation expense, including cash settled and employer payroll tax on employee stock transactions(1)(2)	265,824	284,773	546,157	487,772
Add: Amortization of acquired intangible assets	13,356	363	26,773	727
Add: Acquisition related costs	27	—	866	—
Add: Change in fair value of distribution liability for tax sharing agreement	(5,000)	—	(6,500)	—
Add: Tax impact of the non-GAAP adjustments	(15,857)	624	(13,172)	2,387
Non-GAAP net income (loss)	$(20,895)	$22,273	$(17,446)	$27,545

Weighted-average Class A and Class B shares used in computing non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted	582,320,377	513,507,669	579,028,759	497,970,385
Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$(0.04)	$0.04	$(0.03)	$0.06

We calculate non-GAAP net income (loss) as GAAP net loss excluding equity and cash settled stock-based compensation expense, including employer payroll tax on employee stock transactions, amortization of acquired intangible assets, acquisition related costs, changes in the fair value of our distribution liability for our tax sharing agreement with SAP, and the tax impact of the non-GAAP adjustments, as applicable. Non-GAAP net income per share is calculated as non-GAAP net income divided by the weighted-average Class A and Class B shares attributable to common stockholders.

Free Cash Flow and Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands)
Net cash provided by (used in) operating activities	$65	$58,812	$23,168	$(11,273)
Less: Capital expenditures	(13,188)	(5,098)	(26,361)	(16,247)
Free cash flow	(13,123)	53,714	(3,193)	(27,520)
Free cash flow margin	(4)%	22%	—%	(6)%

We calculate free cash flow as net cash provided by operating activities less capital expenditures. Free cash flow margin is calculated as free cash flow divided by total revenue. We incurred significant cash outflows in connection with the settlement of liability-classified, stock-based awards in accordance with SAP’s employee equity compensation programs. Our free cash flow for the three months ended June 30, 2022 and 2021 includes $1.3 million and $2.0 million, respectively, in cash outflows related to the settlement of liability-classified, stock-based awards. Our free cash flow for the six months ended June 30, 2022 and 2021 includes $4.0 million and $74.0 million, respectively, in cash outflows related to the settlement of liability-classified, stock-based awards.

________________
(1)Our stock-based compensation expense reflects the recognition of both equity-classified awards and liability-classified awards. Liability-classified awards are settled in cash in accordance with SAP’s employee equity compensation programs. Liability-classified awards are recorded according to mark-to-market accounting. On January 28, 2021, the Company completed a voluntary exchange offer pursuant to which 5.4 million cash-settled legacy restricted stock awards, restricted stock unit (RSU) awards, and options (together, Qualtrics Rights) and 1.3 million cash-settled SAP RSU awards were exchanged into 12.8 million equity-settled Qualtrics RSU awards, representing 93% of the outstanding Qualtrics Rights and SAP RSU awards. On September 13, 2021, the Company completed an additional voluntary exchange offer for certain employees in Australia who were not eligible for the January 28, 2021 exchange, pursuant to which less than 0.1 million cash-settled Qualtrics Rights and SAP RSU awards were exchanged and modified into equity-settled Qualtrics RSU awards.

(2)During the three months ended June 30, 2022, employer payroll tax on employee stock transactions reported in cost of revenue was $0.3 million and employer payroll tax reported in operating expenses was $2.5 million. During the six months ended June 30, 2022, employer payroll tax on employee stock transactions reported in cost of revenue was $1.0 million and employer payroll tax reported in operating expenses was $13.8 million. Employer payroll tax on employee stock transactions was not material during the three and six months ended June 30, 2021. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate with the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.